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                                                                       EXHIBIT 5

             OPINION OF MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

                                November 23, 2004


Credit Acceptance Corporation
25505 West Twelve Mile Road, Suite 3000
Southfield, Michigan  48034


Ladies and Gentlemen:

         We have served as counsel to Credit Acceptance Corporation (the "Company") in connection with the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issuance in the manner described in the Registration Statement of 1,000,000 shares of the Company's Common Stock, $.01 par value (the "Registered Shares"), pursuant to the Company's Incentive Compensation Plan (the "Plan").

         In acting as counsel for the Company, we have examined the proceedings taken in connection with the issuance pursuant to the Plan, and we have examined and relied upon the originals or copies, certified or otherwise, identified to our satisfaction, of such corporate records, documents, certificates and other instruments and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion, and, on the basis of such examination and review, we advise you that, in our opinion:

         1.       The Registered Shares have been duly authorized.

         2. When the Registration Statement has become effective and Registered Shares have been issued, sold and paid for in accordance Plan, said Registered Shares will be validly issued, fully paid, and nonassessable.

         We hereby consent to the inclusion of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not concede that we are experts within the meaning of the Securities Act or the rules or regulations thereunder or that this consent is required by Section 7 of the Securities Act.


                                 Very truly yours,


                                 /s/ MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.